Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:

Eric Goldman, Neale-May & Partners

Vice President

212-213-5400x202

egoldman@nealemay.com

INVESTOR RELATIONS CONTACT:

Alison Tanner, CFA

Chief Strategist

954-360-9022

alison@eDiets.com

eDiets.com® Names President and Chief Operating Officer

DEERFIELD BEACH, FL – February 3, 2005 – eDiets.com, Inc. (NASDAQ: DIET), a leading online diet, fitness, and healthy living destination, today announced that Ciaran G. McCourt has assumed the role of president and chief operating officer and will oversee the company’s day-to-day operations worldwide.

“Ciaran did a brilliant job for us in Europe,” said David Humble, CEO of eDiets.com. “Over the past four years he has built a strong business in the United Kingdom and Ireland, which has become the basis of our very successful strategic relationship with Tesco Plc. In addition, he opened up opportunities in Germany and Spain. I expect him to be a great asset as part of our management team.”

“I am very excited about joining the eDiets.com management team. We are pioneers in online dieting, fitness and motivation services and I believe we are at the beginning stages of reshaping the diet industry,” said McCourt. “I am going to concentrate on developing and executing strategies for sustainable, profitable growth for the company.”

Prior to joining eDiets.com, McCourt served as managing director of Unislim Ireland, Limited, Ireland’s largest independent dieting organization, where he was instrumental in the growth of the company’s franchise of offline meetings and licensed products. Prior to assuming his position with Unislim, Mr. McCourt practiced law in Ireland.

The company expects to release its results for the fourth quarter and fiscal year ended December 31, 2004 on February 24, 2005 before U.S. equity markets open.

About eDiets.com

eDiets.com, Inc. (NASDAQ: DIET) is a premier online diet, fitness, and healthy living destination offering professional advice, information, products and services to those seeking to improve their health and longevity. Since 1997 and as of September 30, 2004, more than 1.8 million consumers worldwide have become eDiets.com members. Among other honors, the site has been named a Forbes Magazine spring 2004 “Best of the Web” in the diet and nutrition category, and a PC Magazine “Editors’ Choice” in May 2004. eDiets.com offers more than 20 personalized online nutrition and fitness programs, as well as access to a wide range of expert and peer-based online support services that are all conveniently available 24/7. Founded in 1996 and headquartered in Deerfield Beach, FL, eDiets.com operates Web sites at www.eDiets.com and www.eFitness.com. The company also publishes eDiets “Watching Your Weight,” a personalized online interactive magazine, along with a family of industry-leading electronic newsletters that have an opt-in circulation base of over 13 million.

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that the Company will not be able to obtain sufficient outside financing, when and if required, on acceptable terms, changes in general economic and business conditions, changes in product acceptance by consumers, a decline in the effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, volatility in the advertising markets targeted by the Company, the termination of contractual relationships with the Company’s brand partners which license certain brand components and other proprietary information to the Company in the creation and branding of the Company’s subscription programs, and the outcome of litigation pending against the Company. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements.

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